Exhibit 4.1
EXECUTION VERSION
SUPPLEMENT NO. 10 TO MASTER INDENTURE
     THIS SUPPLEMENT NO. 10 TO MASTER INDENTURE, dated as of June 26, 2009 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).
BACKGROUND
     WHEREAS, the Issuer and the Indenture Trustee (as successor in interest to Wilmington Trust Company) are parties to a Master Indenture, dated as of August 12, 2004, as amended by (i) Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, Supplement No. 8 to Master Indenture, dated as of June 6, 2008, and Supplement No. 9 to Master Indenture, dated as of December 30, 2008 (as so amended, the “Indenture”), and (ii) each Indenture Supplement evidencing an outstanding Series of Notes, as amended (the Indenture, as so amended, the “Master Indenture”), is hereby amended as described below;
     WHEREAS, the parties hereto desire to amend the Master Indenture as set forth herein; and
     WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.
     SECTION 2. Amendments to Indenture.
     (a) The definition of “Dealer Concentration Limit” in Section 1.1 of the Indenture shall be amended as follows:
     “Dealer Concentration Limit” means a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the Combined Outstanding Principal Balances as of the end of each Monthly Period, subject to the following limitations:
     (a) if a Dealer is ranked first through third owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period,
Supplement No. 10 to Master Indenture

the Concentration Limit Percentage shall equal one and one-quarter percent (1.25%);
     (b) if a Dealer is ranked fourth through fifth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1%);
     (c) if a Dealer is ranked sixth through forty-first owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three-quarters of one percent (0.75%); or
     (d) if a Dealer is ranked forty-second or lower (i.e., forty-third or numerically higher) owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%);
or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.
     (b) The definition of “Manufacturer Concentration Limit” in Section 1.1 of the Indenture shall be amended in its entirety to read as follows:
     “Manufacturer Concentration Limit” means a dollar amount calculated as:
     (a) five percent (5%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Manufacturers that is among the six (6) Manufacturers which are parties to the Floorplan Agreements covering the first to sixth largest portions of the Combined Outstanding Principal Balances); or
     (b) four percent (4%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of Manufacturers other than the top six (6) Manufacturers contemplated by clause (a) above);
or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.
     (c) The definition of “Product Line Concentration Limit” in Section 1.1 of the Indenture shall be amended as follows:
                    (i) the phrase “ten percent (10%)” shall be deleted and replaced with the phrase “three percent (3%)” where it appears in clause (f); and
Supplement No. 10 to Master Indenture

               (ii) the phrase “ten percent (10%)” shall be deleted and replaced with the phrase “one percent (1%)” where it appears in clause (i).
     (d) The definition of “Rating Agency Condition” in Section 1.1 of the Indenture shall be amended in its entirety to read as follows:
     “Rating Agency Condition” means, with respect to any Outstanding Series or Class of Notes and any action, unless otherwise defined for such Series or Class of Notes in the related Indenture Supplement, (i) if Fitch is a Rating Agency with respect to such Series or Class of Notes, 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is acceptable to Fitch) to Fitch delivered electronically to notifications.abs@fitchratings.com and (ii) each Rating Agency (other than Fitch) for such Series or Class of Notes shall have notified the Issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of such Series or Class of Notes with respect to which such entity is a Rating Agency.
     (e) Clause (b) of Section 8.5 of the Indenture shall be amended in its entirety to read as follows:
     (b) any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a) shall be released to the Issuer or its designee; provided, that, if, on any day the Free Equity Amount (determined after giving effect to any transfer of Principal Receivables to the Issuer on such day), is less than or equal to the Minimum Free Equity Amount, Issuer shall not release any Shared Principal Collections that otherwise would be released, but shall deposit such funds in the Excess Funding Account to the extent required so that the Free Equity Amount equals the Minimum Free Equity Amount.
     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
SECTION 4. Binding Effect; Ratification.
Supplement No. 10 to Master Indenture

     (a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.
     (c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
SECTION 5. Miscellaneous.
     (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF
Supplement No. 10 to Master Indenture

SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.
     (e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.
     (g) Executed counterparts of this Supplement may be delivered electronically.
Supplement No. 10 to Master Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo

Name:	Kristine K. Gullo
Title:	Vice President
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DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as the
Indenture Trustee

By:	/s/ Louis Bodi

Name:	Louis Bodi
Title:	Vice President

By:	/s/ Mark Esposito

Name:	Mark Esposito
Title:	Associate
Supplement No. 10 to Master Indenture

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